SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 21, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2001-29
                                     Issuer

                                ----------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated December 21, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,225,852.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL


   As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,701 Mortgage Loans having an aggregate Stated Principal Balance of approximately $647,387,717.

   The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                         As of
                                                                   September 1, 2002
Total Number of Mortgage Loans ..................................         1,701
Delinquent Mortgage Loans and Pending Foreclosures at
 Period End (1)
   30-59 days ...................................................         0.94%
   60-90 days ...................................................         0.00%
   91 days or more (excluding pending foreclosures) .............         0.06%
                                                                       --------
    Total Delinquencies .........................................         1.00%
                                                                       ========
Foreclosures Pending ............................................         0.00%
                                                                       --------
Total Delinquencies and foreclosures pending ....................         1.00%
                                                                       ========

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

   Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                          SERVICING OF MORTGAGE LOANS

The Master Servicer

   Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                               At February 28(29),                       At December 31,    At June 30,
                              ------------------------------------------------------     ---------------    -----------
                                 1998          1999           2000          2001              2001              2002
                             -----------    -----------   -----------    -----------     ---------------    -----------
Delinquent Mortgage
 Loans and Pending
 Foreclosures at
 Period End
   30-59 days ............         1.08%           1.03%           1.36%          1.61%          1.89%            1.85%
   60-89 days ............         0.16            0.18            0.22           0.28           0.39             0.40
   90 days or more
   (excluding pending
   foreclosures) .........         0.16            0.12            0.16           0.14           0.23             0.28
                            -----------     -----------     -----------    -----------    -----------      -----------
   Total of
     delinquencies .......         1.40%           1.32%           1.75%          2.03%          2.51%            2.53%
                            ===========     ===========     ===========    ===========    ===========      ===========
Foreclosures pending .....         0.17%           0.14%           0.16%          0.27%          0.31%            0.28%
                            ===========     ===========     ===========    ===========    ===========      ===========
Total delinquencies
   and foreclosures
   pending ...............         1.57%           1.46%           1.91%          2.30%          2.82%            2.81%
                            ===========     ===========     ===========    ===========    ===========      ===========
Net Gains/(Losses)
 on liquidated loans(1)...  $(2,662,000)    $(2,882,524)    $(3,076,240)   $(2,988,604)   $(5,677,141)     $(3,054,092)
Percentage of Net
 Gains/(Losses) on
 liquidated loans(1)(2)...       (0.024)         (0.018)         (0.017)        (0.014)        (0.022)          (0.010)%
Percentage of Net
 Gains/(Losses) on
 liquidated loans
 (based on average
 outstanding principal
 balance)(1) .............       (0.027)         (0.021)         (0.017)        (0.015)        (0.023)          (0.011)%

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

   The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

   As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,225,852, evidencing a beneficial ownership interest of approximately 0.19% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $626,610,922 and evidenced in the aggregate a beneficial ownership interest of approximately 96.79% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $20,776,794, and evidenced in the aggregate a beneficial ownership interest of approximately 3.21% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

   The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

   Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,225,852 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

   The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                Percentage of the Prepayment Assumption
                                             --------------------------------------------
Class                                          0%      100%      300%      400%     500%
-----                                          --      ----      ----      ----     ----
Class PO...............................       1.4%     2.6%      5.7%      7.4%     9.1%

   It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

   The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                                      Class PO
                                                       Percentage of the Prepayment Assumption
                                                       ----------------------------------------
            Distribution Date                            0%      100%    300%    400%   500%
            -----------------                            --      ----    ----    ----   ----
Initial Percent...................................       100     100     100     100    100
October 30, 2002                                          91      91      91      90     90
October 25, 2003                                          90      87      80      77     74
October 25, 2004                                          89      81      66      59     53
October 25, 2005                                          87      75      53      44     36
October 25, 2006                                          86      69      43      33     25
October 25, 2007                                          84      64      35      25     17
October 25, 2008                                          83      59      28      18     12
October 25, 2009                                          81      54      22      14      8
October 25, 2010                                          79      50      18      10      6
October 25, 2011                                          77      46      14       8      4
October 25, 2012                                          75      42      11       6      3
October 25, 2013                                          73      38       9       4      2
October 25, 2014                                          70      34       7       3      1
October 25, 2015                                          68      31       6       2      1
October 25, 2016                                          65      28       4       2      1
October 25, 2017                                          62      25       4       1      0
October 25, 2018                                          59      23       3       1      0
October 25, 2019                                          56      20       2       1      0
October 25, 2020                                          52      18       2       0      0
October 25, 2021                                          49      16       1       0      0
October 25, 2022                                          45      13       1       0      0
October 25, 2023                                          41      12       1       0      0
October 25, 2024                                          37      10       1       0      0
October 25, 2025                                          33       8       0       0      0
October 25, 2026                                          28       7       0       0      0
October 25, 2027                                          23       5       0       0      0
October 25, 2028                                          18       4       0       0      0
October 25, 2029                                          12       2       0       0      0
October 25, 2030                                           7       1       0       0      0
October 25, 2031                                           1       0       0       0      0
October 25, 2032                                           0       0       0       0      0
Weighted Average Life (years) **..................     18.42   10.65    5.07    3.94   3.21

---------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

   As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $6,645,280 and $100,000 and $7,000,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


   The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

   General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

   Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

   Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

   The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

   The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

   A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

   Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

   Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

   A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

   Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non- corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.


                                  OTHER TAXES

   No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.


                                    RATINGS

   The Class PO Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              Exhibit 1 -- CHL Mortgage Pass-Through Trust 2001-29

                Current Mortgage Rates of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------
             Current                         Number of        Aggregate Principal         Percent of
         Mortgage Rate (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
             5.250                                 1                 114,399.46                0.02
             5.500                                 1                 100,883.58                0.02
             5.875                                 5               1,530,318.00                0.24
             6.000                                 8               1,540,334.70                0.24
             6.125                                16               3,476,559.98                0.54
             6.250                                13               3,836,386.89                0.59
             6.375                                52              19,337,692.49                2.99
             6.500                               209              82,403,470.38               12.73
             6.625                               261             101,711,125.81               15.71
             6.750                               331             133,262,545.02               20.58
             6.875                               312             120,297,640.50               18.58
             7.000                               202              75,743,552.97               11.70
             7.125                               110              42,593,473.29                6.58
             7.250                                72              26,260,668.44                4.06
             7.375                                31              12,573,036.56                1.94
             7.500                                21               6,907,107.68                1.07
             7.625                                 6               2,442,864.17                0.38
             7.750                                19               5,896,168.53                0.91
             7.875                                 5               1,415,909.09                0.22
             8.000                                 5               1,472,079.41                0.23
             8.125                                 1                 262,480.94                0.04
             8.250                                 2                 588,972.28                0.09
             8.375                                 5                 929,439.12                0.14
             8.500                                 2                 342,385.17                0.05
             8.625                                 3                 673,015.36                0.10
             8.750                                 3                 729,071.58                0.11
             8.875                                 2                 244,697.05                0.04
             9.000                                 3                 701,438.91                0.11
---------------------------------------------------------------------------------------------------------
                                                1701             647,387,717.36              100.00
=========================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.829% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.825% per annum.

                  Current Mortgage Loan Principal Balances (1)

---------------------------------------------------------------------------------------------------------
   Current Mortgage                            Number of        Aggregate Principal         Percent of
   Loan Balance ($)                         Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
        0.01 to 50,000.00                            3                 118,155.56                0.02
   50,000.01 to 100,000.00                          16               1,258,444.74                0.19
  100,000.01 to 150,000.00                          53               6,586,891.02                1.02
  150,000.01 to 200,000.00                          42               7,319,628.53                1.13
  200,000.01 to 250,000.00                          40               8,916,987.40                1.38
  250,000.01 to 300,000.00                         222              63,846,464.11                9.86
  300,000.01 to 350,000.00                         429             139,735,087.32               21.58
  350,000.01 to 400,000.00                         360             135,009,463.20               20.85
  400,000.01 to 450,000.00                         194              82,442,178.64               12.73
  450,000.01 to 500,000.00                         115              54,536,920.98                8.42
  500,000.01 to 550,000.00                          71              37,309,086.67                5.76
  550,000.01 to 600,000.00                          48              27,618,065.48                4.27
  600,000.01 to 650,000.00                          56              35,429,737.05                5.47
  650,000.01 to 700,000.00                           4               2,650,491.58                0.41
  700,000.01 to 750,000.00                          10               7,343,607.33                1.13
  750,000.01 to 1,000,000.00                        33              29,809,197.56                4.60
1,000,000.01 to 1,500,000.00                         3               3,691,716.24                0.57
1,500,000.01 to 2,000,000.00                         2               3,765,593.95                0.58
---------------------------------------------------------------------------------------------------------
Total                                            1701             647,387,717.36              100.00
=========================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $380,592.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

---------------------------------------------------------------------------------------------------------
           Original                             Number of        Aggregate Principal         Percent of
   Loan-to-Value Ratios (%)                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
50.00 or Less                                      112              52,826,146.22                8.16
50.01 to 55.00                                      61              24,935,791.67                3.85
55.01 to 60.00                                     107              44,045,813.90                6.80
60.01 to 65.00                                     115              51,306,784.12                7.93
65.01 to 70.00                                     183              70,589,285.84               10.90
70.01 to 75.00                                     309             124,399,692.76               19.22
75.01 to 80.00                                     673             242,978,341.73               37.53
80.01 to 85.00                                      16               4,585,793.38                0.71
85.01 to 90.00                                      70              19,032,730.28                2.94
90.01 to 95.00                                      34               9,906,178.46                1.53
95.01 to 100.00                                     21               2,781,159.00                0.43
---------------------------------------------------------------------------------------------------------
Total                                             1701             647,387,717.36              100.00
=========================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.55%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

---------------------------------------------------------------------------------------------------------
   State Distribution of                       Number of        Aggregate Principal         Percent of
   Mortgaged Properties                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
California                                        824             327,337,066.16               50.56
Colorado                                           87              30,403,214.52                4.70
Georgia                                            42              15,521,220.79                2.40
Illinois                                           48              18,813,072.04                2.91
Maryland                                           43              15,939,493.94                2.46
New Jersey                                         61              22,108,196.30                3.41
New York                                           62              23,432,421.95                3.62
Texas                                              68              23,370,737.46                3.61
Virginia                                           38              14,409,841.49                2.23
Washington                                         55              18,188,410.90                2.81
Other (less than 2%)                              373             137,864,041.81               21.30
---------------------------------------------------------------------------------------------------------
Total                                            1701             647,387,717.36              100.00
=========================================================================================================

(1) "Other" includes 34 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.80% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                 Documentation Programs for the Mortgage Loans

---------------------------------------------------------------------------------------------------------
                                              Number of        Aggregate Principal         Percent of
         Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
Full                                             779             288,359,320.53               44.54
Alternative                                      462             180,549,488.26               27.89
Reduced                                          392             151,157,961.68               23.35
Streamlined                                       68              27,320,946.89                4.22
---------------------------------------------------------------------------------------------------------
Total                                           1701             647,387,717.36              100.00
=========================================================================================================


                         Types of Mortgaged Properties

---------------------------------------------------------------------------------------------------------
                                              Number of        Aggregate Principal         Percent of
     Property Type                          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
Single Family Residence                          1202             458,813,215.98               70.87
Planned Unit Development                          412             159,093,857.87               24.57
Low-rise Condominium                               59              20,297,853.66                3.14
2-4 Family Residence                               17               5,058,667.68                0.78
Co-operative                                        6               2,412,387.00                0.37
High-rise Condominium                               4               1,608,995.86                0.25
Manufactured Housing (1)                            1                 102,739.31                0.02
---------------------------------------------------------------------------------------------------------
Total                                            1701             647,387,717.36              100.00
=========================================================================================================

(1) Treated as real property.

                         Purposes of the Mortgage Loans

---------------------------------------------------------------------------------------------------------
                                             Number of        Aggregate Principal         Percent of
   Loan Purpose                           Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
Refinance (rate/term)                           823             329,076,673.93               50.83
Purchase                                        488             175,983,778.82               27.18
Refinance (cash-out)                            390             142,327,264.61               21.98
---------------------------------------------------------------------------------------------------------
Total                                          1701             647,387,717.36              100.00
=========================================================================================================


                   Occupancy Types of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------
                                          Number of        Aggregate Principal         Percent of
   Occupancy Type                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
Owner Occupied                              1634             625,058,763.46               96.55
Secondary Residence                           37              15,055,320.83                2.33
Investment                                    30               7,273,633.07                1.12
---------------------------------------------------------------------------------------------------------
Total                                       1701             647,387,717.36              100.00
=========================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


             Remaining Terms to Maturity of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------
            Remaining Term                Number of        Aggregate Principal         Percent of
         to Maturity (months)          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------------------------
                 230                           6               1,918,396.87                0.30
                 231                          20               7,825,666.74                1.21
                 232                          26              10,576,565.19                1.63
                 233                           1                 345,069.48                0.05
                 283                           1                 129,405.94                0.02
                 291                           1                 353,750.12                0.05
                 292                           2                 686,447.01                0.11
                 293                           1                 321,569.79                0.05
                 332                           1                 307,632.08                0.05
                 339                           1                 830,561.40                0.13
                 343                           6               1,079,210.54                0.17
                 344                          17               3,032,977.95                0.47
                 345                          12               1,705,230.84                0.26
                 346                           5                 960,906.65                0.15
                 347                          27              11,381,219.74                1.76
                 348                           8               3,077,264.86                0.48
                 349                          43              15,443,941.10                2.39
                 350                         210              75,638,600.70               11.68
                 351                         507             192,205,141.03               29.69
                 352                         669             267,166,701.25               41.27
                 353                         137              52,401,458.08                8.09
---------------------------------------------------------------------------------------------------------
Total                                       1701             647,387,717.36              100.00
=========================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 347 months.

                                    Exhibit 2

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

                 Certificateholder Monthly Distribution Summary

                                                                                                                            Pass
                                                      Class               Certificate          Beginning                  Through
Class                           Cusip               Description            Rate Type            Balance                   Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
A1                            12669CMU1                 Senior             Fix-30/360         186,174,731.48               6.250000
A2                            12669CMV9                 Senior             Fix-30/360             500,000.00               6.250000
A3                            12669CMW7                 Senior             Fix-30/360          29,625,000.00               6.250000
A4                            12669CMX5                 Senior             Fix-30/360          40,000,000.00               6.250000
A5                            12669CMY3                 Senior             Fix-30/360          93,028,397.79               6.000000
A6                            12669CMZ0                 Senior             Fix-30/360          93,028,397.79               6.500000
A7                            12669CNA4                 Senior             Fix-30/360          49,350,000.00               6.250000
A8                            12669CNB2                 Senior             Fix-30/360          64,272,000.00               6.250000
A9                            12669CNC0                 Senior             Fix-30/360          36,654,536.09               6.500000
A10                           12669CND8                 Senior             Fix-30/360          36,654,536.09               6.000000
A11                           12669CNE6                 Senior             Fix-30/360          12,486,000.00               6.250000
A12                           12669CNF3               Strip PO             Fix-30/360             728,000.00               0.000000
PO                            12669CNG1               Strip PO             Fix-30/360           1,230,320.56               0.000000
X                             12669CPS3               Strip IO             Fix-30/360         550,992,068.11               0.399574
AR                            12669CNH9                 Senior             Fix-30/360                     --               6.250000
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669CNJ5                 Junior             Fix-30/360           9,704,844.77               6.250000
B1                            12669CNK2                 Junior             Fix-30/360           4,159,219.19               6.250000
B2                            12669CNL0                 Junior             Fix-30/360           2,772,812.79               6.250000
B3                            12669CPT1                 Junior             Fix-30/360           1,386,406.40               6.250000
B4                            12669CPU8                 Junior             Fix-30/360           1,386,406.40               6.250000
B5                            12669CPV6                 Junior             Fix-30/360           1,386,428.94               6.250000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                        664,528,038.29
===================================================================================================================================

                                                                                                    Current
                            Principal               Interest               Total                    Realized           Ending
Class                      Distribution           Distribution          Distribution                 Losses            Balance
-----------------------------------------------------------------------------------------------------------------------------------
A1                         7,069,571.52             969,609.79           8,039,181.31                     --         179,105,159.96
A2                                   --               2,604.03               2,604.03                     --             500,000.00
A3                                   --             154,288.88             154,288.88                     --          29,625,000.00
A4                                   --             208,322.53             208,322.53                     --          40,000,000.00
A5                         3,394,540.18             465,117.88           3,859,658.06                     --          89,633,857.61
A6                         3,394,540.18             503,877.70           3,898,417.88                     --          89,633,857.61
A7                                   --             257,017.93             257,017.93                     --          49,350,000.00
A8                                   --             334,750.00             334,750.00                     --          64,272,000.00
A9                         1,628,938.56             198,535.11           1,827,473.67                     --          35,025,597.53
A10                        1,628,938.56             183,263.18           1,812,201.74                     --          35,025,597.53
A11                                  --              65,027.88              65,027.88                     --          12,486,000.00
A12                                  --                     --                     --                     --             728,000.00
PO                             4,468.13                     --               4,468.13                     --           1,225,852.43
X                                    --             183,465.00             183,465.00                     --         535,047,671.88
AR                                   --                     --                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                              9,017.75              50,543.45              59,561.20                     --           9,695,827.02
B1                             3,864.75              21,661.48              25,526.23                     --           4,155,354.44
B2                             2,576.50              14,440.98              17,017.48                     --           2,770,236.29
B3                             1,288.25               7,220.49               8,508.74                     --           1,385,118.15
B4                             1,288.25               7,220.49               8,508.74                     --           1,385,118.15
B5                             1,288.27               7,220.61               8,508.88                     --           1,385,140.67
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    17,140,320.90           3,634,187.41          20,774,508.31                     --         647,387,717.39
===================================================================================================================================


                                                      Cumulative
                                                       Realized
Class                                                   Losses
----------------------------------------------------------------
A1                                                          --
A2                                                          --
A3                                                          --
A4                                                          --
A5                                                          --
A6                                                          --
A7                                                          --
A8                                                          --
A9                                                          --
A10                                                         --
A11                                                         --
A12                                                         --
PO                                                          --
X                                                           --
AR                                                          --
--------------------------------------------------------------
M                                                           --
B1                                                          --
B2                                                          --
B3                                                          --
B4                                                          --
B5                                                          --
--------------------------------------------------------------
Totals                                                      --
==============================================================

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

                          Principal Distribution Detail

                                                  Original                Beginning              Scheduled
                                                 Certificate             Certificate             Principal                 Accretion
Class                           Cusip               Balance                Balance              Distribution               Principal
-----------------------------------------------------------------------------------------------------------------------------------
A1                            12669CMU1         200,694,000.00         186,174,731.48           7,069,571.52                     --
A2                            12669CMV9             500,000.00             500,000.00                     --                     --
A3                            12669CMW7          29,625,000.00          29,625,000.00                     --                     --
A4                            12669CMX5          40,000,000.00          40,000,000.00                     --                     --
A5                            12669CMY3         100,000,000.00          93,028,397.79           3,394,540.18                     --
A6                            12669CMZ0         100,000,000.00          93,028,397.79           3,394,540.18                     --
A7                            12669CNA4          49,350,000.00          49,350,000.00                     --                     --
A8                            12669CNB2          64,272,000.00          64,272,000.00                     --                     --
A9                            12669CNC0          40,000,000.00          36,654,536.09           1,628,938.56                     --
A10                           12669CND8          40,000,000.00          36,654,536.09           1,628,938.56                     --
A11                           12669CNE6          12,486,000.00          12,486,000.00                     --                     --
A12                           12669CNF3             728,000.00             728,000.00                     --                     --
PO                            12669CNG1           1,344,877.24           1,230,320.56               4,468.13                     --
X                             12669CPS3         532,028,100.00         550,992,068.11                     --                     --
AR                            12669CNH9                 100.00                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669CNJ5           9,800,000.00           9,704,844.77               9,017.75                     --
B1                            12669CNK2           4,200,000.00           4,159,219.19               3,864.75                     --
B2                            12669CNL0           2,800,000.00           2,772,812.79               2,576.50                     --
B3                            12669CPT1           1,400,000.00           1,386,406.40               1,288.25                     --
B4                            12669CPU8           1,400,000.00           1,386,406.40               1,288.25                     --
B5                            12669CPV6           1,400,022.76           1,386,428.94               1,288.27                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          700,000,000.00         664,528,038.29          17,140,320.90                     --
===================================================================================================================================

                    Unscheduled                                       Current             Ending                Ending
                     Principal            Net Principal               Realized          Certificate          Certificate
Class               Adjustments           Distribution                 Losses             Balance               Factor
---------------------------------------------------------------------------------------------------------------------------
A1                           --           7,069,571.52                     --         179,105,159.96          0.89242907093
A2                           --                     --                     --             500,000.00          1.00000000000
A3                           --                     --                     --          29,625,000.00          1.00000000000
A4                           --                     --                     --          40,000,000.00          1.00000000000
A5                           --           3,394,540.18                     --          89,633,857.61          0.89633857606
A6                           --           3,394,540.18                     --          89,633,857.61          0.89633857606
A7                           --                     --                     --          49,350,000.00          1.00000000000
A8                           --                     --                     --          64,272,000.00          1.00000000000
A9                           --           1,628,938.56                     --          35,025,597.53          0.87563993817
A10                          --           1,628,938.56                     --          35,025,597.53          0.87563993817
A11                          --                     --                     --          12,486,000.00          1.00000000000
A12                          --                     --                     --             728,000.00          1.00000000000
PO                           --               4,468.13                     --           1,225,852.43          0.91149764283
X                            --                     --                     --         535,047,671.88          1.00567558721
AR                           --                     --                     --                     --          0.00000000000
---------------------------------------------------------------------------------------------------------------------------
M                            --               9,017.75                     --           9,695,827.02          0.98937010389
B1                           --               3,864.75                     --           4,155,354.44          0.98937010389
B2                           --               2,576.50                     --           2,770,236.29          0.98937010389
B3                           --               1,288.25                     --           1,385,118.15          0.98937010389
B4                           --               1,288.25                     --           1,385,118.15          0.98937010389
B5                           --               1,288.27                     --           1,385,140.67          0.98937010729
---------------------------------------------------------------------------------------------------------------------------
Totals                       --          17,140,320.90                     --         647,387,717.39                     --
===========================================================================================================================

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

                          Interest Distribution Detail

                            Beginning                 Pass                  Accrued              Cumulative
                           Certificate               Through                Optimal                Unpaid                   Deferred
Class                        Balance                 Rate (%)               Interest               Interest                 Interest
-----------------------------------------------------------------------------------------------------------------------------------
A1                       186,174,731.48               6.250000             969,660.06                     --                     --
A2                           500,000.00               6.250000               2,604.17                     --                     --
A3                        29,625,000.00               6.250000             154,296.88                     --                     --
A4                        40,000,000.00               6.250000             208,333.33                     --                     --
A5                        93,028,397.79               6.000000             465,141.99                     --                     --
A6                        93,028,397.79               6.500000             503,903.82                     --                     --
A7                        49,350,000.00               6.250000             257,031.25                     --                     --
A8                        64,272,000.00               6.250000             334,750.00                     --                     --
A9                        36,654,536.09               6.500000             198,545.40                     --                     --
A10                       36,654,536.09               6.000000             183,272.68                     --                     --
A11                       12,486,000.00               6.250000              65,031.25                     --                     --
A12                          728,000.00               0.000000                     --                     --                     --
PO                         1,230,320.56               0.000000                     --                     --                     --
X                        550,992,068.11               0.399574             183,468.32                     --                     --
AR                                   --               6.250000                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                          9,704,844.77               6.250000              50,546.07                     --                     --
B1                         4,159,219.19               6.250000              21,662.60                     --                     --
B2                         2,772,812.79               6.250000              14,441.73                     --                     --
B3                         1,386,406.40               6.250000               7,220.87                     --                     --
B4                         1,386,406.40               6.250000               7,220.87                     --                     --
B5                         1,386,428.94               6.250000               7,220.98                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                   664,528,038.29                                  3,634,352.27                     --                     --
===================================================================================================================================

                                   Total                     Net                Unscheduled
                                  Interest                Prepayment             Interest            Interest
Class                               Due                  Int Shortfall          Adjustment             Paid
---------------------------------------------------------------------------------------------------------------
A1                               969,660.06                  50.27                    --             969,609.79
A2                                 2,604.17                   0.14                    --               2,604.03
A3                               154,296.88                   8.00                    --             154,288.88
A4                               208,333.33                  10.80                    --             208,322.53
A5                               465,141.99                  24.11                    --             465,117.88
A6                               503,903.82                  26.12                    --             503,877.70
A7                               257,031.25                  13.32                    --             257,017.93
A8                               334,750.00                  17.35                    --             334,750.00
A9                               198,545.40                  10.29                    --             198,535.11
A10                              183,272.68                   9.50                    --             183,263.18
A11                               65,031.25                   3.37                    --              65,027.88
A12                                      --                     --                    --                     --
PO                                       --                     --                    --                     --
X                                183,468.32                   3.32                    --             183,465.00
AR                                       --                     --                    --                     --
---------------------------------------------------------------------------------------------------------------
M                                 50,546.07                   2.62                    --              50,543.45
B1                                21,662.60                   1.12                    --              21,661.48
B2                                14,441.73                   0.75                    --              14,440.98
B3                                 7,220.87                   0.37                    --               7,220.49
B4                                 7,220.87                   0.37                    --               7,220.49
B5                                 7,220.98                   0.37                    --               7,220.61
---------------------------------------------------------------------------------------------------------------
Totals                         3,634,352.27                 182.19                    --           3,634,187.41
===============================================================================================================

      THE                                            Distribution Date: 9/25/02
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

                          Current Payment Information
                               Factors per $1,000

                                     Original
                                   Certificate         Beginning Cert.             Principal              Interest
Class            Cusip               Balance          Notional Balance           Distribution           Distribution
--------------------------------------------------------------------------------------------------------------------
A1             12669CMU1         200,694,000.00          927.654695617           35.225624690            4.831284398
A2             12669CMV9             500,000.00        1,000.000000000            0.000000000            5.208063324
A3             12669CMW7          29,625,000.00        1,000.000000000            0.000000000            5.208063324
A4             12669CMX5          40,000,000.00        1,000.000000000            0.000000000            5.208063324
A5             12669CMY3         100,000,000.00          930.283977905           33.945401849            4.651178752
A6             12669CMZ0         100,000,000.00          930.283977905           33.945401849            5.038776981
A7             12669CNA4          49,350,000.00        1,000.000000000            0.000000000            5.208063324
A8             12669CNB2          64,272,000.00        1,000.000000000            0.000000000            5.208333333
A9             12669CNC0          40,000,000.00          916.363402235           40.723464063            4.963377772
A10            12669CND8          40,000,000.00          916.363402235           40.723464063            4.581579482
A11            12669CNE6          12,486,000.00        1,000.000000000            0.000000000            5.208063324
A12            12669CNF3             728,000.00        1,000.000000000            0.000000000            0.000000000
PO             12669CNG1           1,344,877.24          914.819976063            3.322333237            0.000000000
X              12669CPS3         532,028,100.00        1,035.644673862            0.000000000            0.344840806
AR             12669CNH9                 100.00            0.000000000            0.000000000            0.000000000
--------------------------------------------------------------------------------------------------------------------
M              12669CNJ5           9,800,000.00          990.290282573            0.920178680            5.157494501
B1             12669CNK2           4,200,000.00          990.290282573            0.920178680            5.157494501
B2             12669CNL0           2,800,000.00          990.290282573            0.920178680            5.157494501
B3             12669CPT1           1,400,000.00          990.290282573            0.920178680            5.157494501
B4             12669CPU8           1,400,000.00          990.290282573            0.920178680            5.157494501
B5             12669CPV6           1,400,022.76          990.290285975            0.920178683            5.157494519
--------------------------------------------------------------------------------------------------------------------
Totals                           700,000,000.00          949.325768986           24.486172714            5.191696300
====================================================================================================================

                     Ending Cert.             Pass
                      Notional              Through
Class                 Balance               Rate (%)
--------------------------------------------------------
A1                  892.429070927               6.250000
A2                1,000.000000000               6.250000
A3                1,000.000000000               6.250000
A4                1,000.000000000               6.250000
A5                  896.338576056               6.000000
A6                  896.338576056               6.500000
A7                1,000.000000000               6.250000
A8                1,000.000000000               6.250000
A9                  875.639938172               6.500000
A10                 875.639938172               6.000000
A11               1,000.000000000               6.250000
A12               1,000.000000000               0.000000
PO                  911.497642827               0.000000
X                 1,005.675587211               0.399574
AR                    0.000000000               6.250000
--------------------------------------------------------
M                   989.370103893               6.250000
B1                  989.370103893               6.250000
B2                  989.370103893               6.250000
B3                  989.370103893               6.250000
B4                  989.370103893               6.250000
B5                  989.370107292               6.250000
--------------------------------------------------------
Totals              924.839596271
 =======================================================

      THE
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

Pool Level Data
Distribution Date                                                                                                            9/25/02
Cut-off Date                                                                                                                 12/1/01
Determination Date                                                                                                            9/1/02
Accrual Period 30/360                Begin                                                                                    8/1/02
                                     End                                                                                      9/1/02
Number of Days in 30/360 Accrual Period                                                                                           30

------------------------------------------------------------------------------------------------------------------------------------
                                                          Collateral Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                  700,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     664,528,038.28
Ending Aggregate Pool Stated Principal Balance                                                                        647,387,717.36
Beginning Prefunded Amount                                                                                                        --
Ending Prefunded Amount                                                                                                           --

Beginning Aggregate Certificate Stated Principal Balance                                                              664,528,038.28
Ending Aggregate Certificate Stated Principal Balance                                                                 647,387,717.36

Beginning Aggregate Loan Count                                                                                                  1740
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing Agreement                                                                                                 39

Ending Aggregate Loan Count                                                                                                     1701

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.833322%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.830730%

Beginning Net Weighted Average Loan Rate                                                                                   6.569734%
Ending Net Weighted Average Loan Rate                                                                                      6.567690%

Weighted Average Maturity (WAM) (Months)                                                                                         351

Servicer Advances                                                                                                          37,630.94

Aggregate Pool Prepayment                                                                                              16,522,663.04
Pool Prepayment Rate                                                                                                     26.0974 CPR

------------------------------------------------------------------------------------------------------------------------------------
                                                          Certificate Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                     96.8647384241%
Senior Prepayment Percentage                                                                                         100.0000000000%

      THE
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29

------------------------------------------------------------------------------------------------------------------------------------
                                                          Certificate Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Subordinate Percentage                                                                                                 3.1352615759%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 --

Deposit
Payments of Interest and Principal                                                                                     20,910,762.16
Liquidation Proceeds                                                                                                              --
All Other Proceeds                                                                                                                --
Other Amounts                                                                                                                     --
                                                                                                              ----------------------
Total Deposits                                                                                                         20,910,762.16

Withdrawals
Reimbursement of Servicer Advances                                                                                                --
Payment of Master Servicer Fees                                                                                           129,756.90
Payment of Sub Servicer Fees                                                                                                2,540.43
Payment of Other Fees                                                                                                             --
Payment of Insurance Premium(s)                                                                                             3,791.67
Payment of Personal Mortgage Insurance                                                                                            --
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  --
Payment of Principal and Interest                                                                                      20,774,508.32
                                                                                                              ----------------------
Total Withdrawals                                                                                                      20,910,597.32

Ending Balance                                                                                                              3,956.51

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                   8,686.44
Compensation for Gross PPIS from Servicing Fees                                                                             8,686.44
Other Gross PPIS Compensation                                                                                                     --
                                                                                                              ----------------------
Total Net PPIS (Non-Supported PPIS)                                                                                               --

Master Servicing Fees Paid                                                                                                129,756.90
Sub Servicing Fees Paid                                                                                                     2,540.43
Insurance Premium(s) Paid                                                                                                   3,791.67
Personal Mortgage Insurance Fees Paid                                                                                             --
Other Fees Paid                                                                                                                   --
                                                                                                              ----------------------
Total Fees                                                                                                                136,089.00

      THE
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29


------------------------------------------------------------------------------------------------------------------------------------
                                                          Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                  30-59 Days          60-89 Days            90+ Days              Totals
-----------                                            ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                5,317,210.57                  --          178,082.63        5,495,293.20
Percentage of Total Pool Balance                              0.821333%           0.000000%           0.027508%           0.848841%
Number of Loans                                                      16                   0                   1                  17
Percentage of Total Loans                                     0.940623%           0.000000%           0.058789%           0.999412%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

      THE
    BANK OF
      NEW
     YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-29


------------------------------------------------------------------------------------------------------------------------------------
                                          Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                            Original               Current
----------                                                                                  ------------------    ------------------
Bankruptcy Loss                                                                                     100,000.00            100,000.00
Bankruptcy Percentage                                                                                0.014286%             0.015447%
Credit/Fraud Loss                                                                                 7,000,000.00          7,000,000.00
Credit/Fraud Loss Percentage                                                                         1.000000%             1.081269%
Special Hazard Loss                                                                               7,000,000.00          6,645,280.38
Special Hazard Loss Percentage                                                                       1.000000%             1.026476%

Credit Support                                                                                        Original               Current
--------------                                                                              ------------------    ------------------
Class A                                                                                         678,999,977.24        626,610,922.66
Class A Percentage                                                                                  96.999997%            96.790672%

Class M                                                                                           9,800,000.00          9,695,827.02
Class M Percentage                                                                                   1.400000%             1.497685%

Class B1                                                                                          4,200,000.00          4,155,354.44
Class B1 Percentage                                                                                  0.600000%             0.641865%

Class B2                                                                                          2,800,000.00          2,770,236.29
Class B2 Percentage                                                                                  0.400000%             0.427910%

Class B3                                                                                          1,400,000.00          1,385,118.15
Class B3 Percentage                                                                                  0.200000%             0.213955%

Class B4                                                                                          1,400,000.00          1,385,118.15
Class B4 Percentage                                                                                  0.200000%             0.213955%

Class B5                                                                                          1,400,022.76          1,385,140.67
Class B5 Percentage                                                                                  0.200003%             0.213958%


------------------------------------------------------------------------------------------------------------------------------------
                                                       Reserve Fund Information
------------------------------------------------------------------------------------------------------------------------------------

Class A8 Reserve Account
------------------------
Beginning Balance
Deposits                                                                                                                   24,173.65
Accrued Interest                                                                                                                  --
Withdrawals                                                                                                                       --
Ending Balance                                                                                                                 17.35
                                                                                                                           24,156.29